Exhibit 10.6
Fotokopie

Notar Dr. Eberhard K L E I N
Neikesstraße 5, 66111 Saarbrücken
Tel. 0681/38990-0 Fax 38990-90

Urkundenrolle Nummer	1916	Jahrgang 2006
52723 ma

Verhandelt zu Saarbrücken, am 9. Oktober 2006

Vor dem unterzeichnenden Notar

Dr. Eberhard KLEIN

mit Amtssitz in Saarbrücken erschienen:

1.
SyynX WebSolutions GmbH mit dem Sitz in Schiffweiler, eingetragen im Zentralen Handelsregister des Amtsgerichts Saarbrücken unter HR B 14972, Geschäftsanschrift: Heiligenwalder Straße 114, 66578 Schiffweiler, hier vertreten durch ihren einzelvertretungsberechtigten und von den Beschränkungen des § 181 BGB befreiten Geschäftsführer, Herrn Martin SCHMIDT, nachgenannt,

2.
Herr Christian HERZOG, geboren am 13.07.1973, wohnhaft Roonstraße 61, 50674 Köln, hier vertreten durch den nachgenannten Herrn Mario DIWERSY als Vertreter ohne Vertretungsmacht, vorbehaltlich der erforderlichen Genehmigungserklärung,

3.	Frau Dorothea PORN geborene Welsch, geboren am 05.02.1954, wohnhaft Am Taffingsweiher 4, 66740 Saarlouis, von Person bekannt,

4.	Herr Mario Alfons DIWERSY, geboren am 07.03.1968, wohnhaft Fontanestraße 66, 60431 Frankfurt am Main, von Person bekannt,

5.	Herr Martin SCHMIDT, geboren am 15.11.1966, wohnhaft Heiligenwalder Straße 114, 66578 Schiffweiler, von Person bekannt,

6.
Collexis B.V. mit dem Sitz in Woubrugge/Niederlande, Geschäftsanschrift: Oudenhof 2f, 4191 NW Geldermalsen/Niederlande, eingetragen im Handelsregister von Rivierenland/Niederlande unter Dossiernummer 28078434, hier vertreten durch Herrn Wirtschaftsprüfer Helmut PORN, geschäftsansässig Neikesstraße 5, 66111 Saarbrücken, von Person bekannt, handelnd als Vertreter ohne Vertretungsmacht, vorbehaltlich der erforderlichen Genehmigungserklärung.

Der Notar fragte nach einer Vorbefassung im Sinne von § 3 Abs. 1 Nr. 7 Beurkundungsgesetz. Die Frage wurde von den Beteiligten verneint.

Die Erschienenen, handelnd bzw. vertreten wie angegeben, erklärten und ließen Folgendes beurkunden:

A. VORBEMERKUNGEN

1.	Die SyynX WebSolutions GmbH, Herr Christian HERZOG und Frau Dorothea PORN sind die alleinigen Gesellschafter de im Handelsregister des Amtsgerichts Köln unter HR B 55051 eingetragenen

SyynX Solutions Gmbh

mit dem Sitz in Köln.

2.	Die Gesellschaft hat keinen Grundbesitz, keine grundstücksgleichen Rechte und keine Gebäude auf fremdem Grund und Boden.

3.
Es ist beabsichtigt, durch nachstehende Urkunde einen Vorvertrag über einen noch abzuschließenden Kauf- und Abtretungsvertrag zwischen der SyynX WebSolutions GmbH, Herrn Christian HERZOG und Frau Dorothea PORN als Verkäufer einerseits und der Collexis B.V. als Käufer andererseits über den Verkauf und die Abtretung sämtlicher Geschäftsanteile an der SyynX Solutions GmbH, Köln, zu schließen.

B. VORVERTRAG

Die Beteiligten schließen hiermit den dieser Urkunde als Anlage beigefügten Vorvertrag über einen noch abzuschließenden Kauf- und Abtretungsvertrag.

Dieser Vorvertrag ist nicht vom antierenden Notar entworfen worden, sondern ist ihm von den Beteiligten in dieser von ihnen unter jeweiliger anwaltlicher Mitwirkung erstellten Fassung übergeben worden. Die Beteiligten wünschten keinerlei Änderungen dieses Vertrages und bestanden auf Beifügen dieses Vertrages zu der heutigen Urkunde in der vorliegenden Form.

Maßgeblich ist allein der deutsche Text des in der Anlage beigefügten Vorvertrages; der englisch-sprachige Text stellt eine bloße Übersetzung dar.

Collexis B.V. ist bekannt, dass an der Gesellschaft derzeit noch stille Beteiligungen bestehen, die jeweils mit festen und variablen Gewinnansprüchen ausgestattet sind. Die Gesellschafter haben bis spätestens zum Abschluss des Kaufvertrages dafür zu sorgen, dass weder an der Gesellschaft noch an den zu verkaufenden Geschäftsanteilen Unterbeteiligungen, stille Beteiligungen etc. bestehen. Die Gesellschafter verpflichten sich hiermit untereinander und gegenüber der dies annehmenden Collexis B.V., bis spätestens zum Ablauf des 17.10.2006 sämtliche stillen Beteiligungsverhältnisse absprachegemäß zu beenden.

C. SCHLUSSBESTIMMUNGEN

1.
Zustimmungserklärungen aller Art erlangen allen Beteiligten gegenüber Wirksamkeit mit ihrem Eingang beim amtierenden Notar. Dieser wird allseits ermächtigt, alle zur Wirksamkeit erforderlichen Rechtshandlungen mit Wirkung für und gegen alle Beteiligten vorzunehmen.

2.
Der amtierende Notar hat eine steuerliche oder wirtschaftliche Beratung nicht übernommen. Die Beteiligten erklären dieserhalb, die heutige Urkunde vorab mit ihren jeweiligen steuerlichen Beratern abgestimmt zu haben.

3.
Bei Unwirksamkeit einer Bestimmung dieser Urkunde bleibt die Urkunde im Übrigen wirksam. Die Parteien verpflichten sich, in diesem Fall die unwirksame Bestimmung durch eine wirksame Bestimmung zu ersetzen, durch die der beabsichtigte Zweck möglichst erreicht wird.

Diese Niederschrift nebst deutscher Fassung der Anlage wurden den Erschienenen vom Notar vorgelesen, von den Erschienenen genehmigt und eigenhändig unterschrieben.

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Anlage

zur Urkunde des Notars Dr. Eberhard KLEIN, Saarbrücken,

vom 09.10.2006, UR.Nr. 1916/2006

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English Translation of Agreement

Copy

Attorney Dr. Eberhard Klein
Neikesstrasse 5, 66111 Saarbrücken
Tel: 0681/38990-0 Fax : 389990-90

Document Roll Number:	1916	Year 2006
52723ma

Before the undersigned attorney

Dr. Eberhard KLEIN

with his official address in Saarbrücken, the following personally appeared:

1.
SyynX WebSolutions GmbH with its main office located in Schiffweiler, entered in the Central Commercial Registry of the District Court of Saarbrücken under HR B 14972, Business Address: Heiligenwalder Strasse 114, 66578 Schiffweiler, represented here by the solely authorized (restrictions have been lifted pursuant to § 181 BGB) business manager Mr. Martin SCHMIDT,

2.
Mr. Christian HERZOG, born on July 13, 1973, residing at: Roonstrasse 61, 50674 Köln, here represented by the below listed Mr. Mario DIWERSY without official power of attorney and is subject to the required approval requirements.

3.	Ms. Dorothea PORN, maiden name: Welsch, born on February 5, 1954, residing at: Am Taffingsweiher 4, 66740 Saarlouis, personally known.

4.	Mr. Mario Alfons DIWERSY, born on March 7, 1968, residing at: Fontanestrasse 66, 60431 Frankfurt am Main, personally known.

5.	Mr. Martin SCHMIDT, born on November 15, 1966, residing at: Heiligenwalder Strasse 114, 66578 Schiffweiler, personally known.

6.
Collexis B.V. with its main office located in Woubrugge/Netherlands, business address: Oudenhof 2f, 4191 NW Geldermalsen/Netherlands, entered in the Commercial Registry of Rivierenland/Netherlands under Dossier No. 28078434, represented here by Mr. Helmut PORN (certified public accountant), business address: Neikestrasse 5, 66111 Saarbrücken, personally known, without official power of attorney and subject to the required approval requirements.

The attorney inquired about a prior involvement per § 3 Paragraph 1, No. 7 of the registration laws. The question was answered with "no".

The involved parties and their representatives as indicated above, declare and certify the following:

A.        PRELIMINARY REMARKS

1.	SyynX WebSolutions GmbH, Mr. Christian HERZOG and Ms. Dorothea PORN are the sole shareholders entered in the commercial registry in Köln under Nr. HR B 55051 of

SyynX Solutions GmbH

with its main office located in Köln.

2.	The company owns no property, has no claims to any property and does not own any building on any foreign property.

3.
The intent of the following record is to form a preliminary agreement of the yet to be executed sales and assignation contract between SyynX WebSolutions GmbH, Mr. Christain HERZOG and Ms. Dorothea PORN, as the sellers, and, Collexis B.V. as the buyer and the associated elimination of all business shares of SyynX Solutions GmbH.

B.     PRELIMINARY AGREEMENT

The parties hereby agree to the attached preliminary agreement of the yet to be executed sales and assignation contract.

This preliminary agreement has not been drafted by the incumbent attorney, but has been submitted to him by the involved parties with the help of outside counsel. The involved parties do not wish any changes be made to the agreement and, furthermore, insisted on adding this agreement to this record in its present version.

Only the German text of the attached preliminary agreement has validity; the English version is purely a translation of same.

Collexis B.V. is aware of the fact that at present there are still silent partners in existence which are invested with various firm and variable claims to profits.

The partners are responsible that there are no remaining sub-shareholders or silent partners of the corporation and of the business to be sold by the commencement of the sales contract.

The shareholders hereby agree collectively and before the accepting Collexis B.V. to conclude all silent partnerships by no later than October 17th, 2006.

C.        FINAL DETERMINATIONS

1. All agreements of all parties involved become effective upon the date of receipt at the incumbent attorney's office. The incumbent attorney has been given the power to execute any legal actions effectively for and against all parties involved.

2. The incumbent attorney has not participated in tax-related and/or commercial counseling. The involved parties therefore declare that prior to this record they have sought counsel from their own advisors.

3. Should one provision of this record become null and void, the remainder of this record stands. In this case, all parties are responsible to replace the invalid provision with a valid provision so that the intended purpose can be achieved.

This memorandum of agreement including the German attachment was read to all parties presented by Dr. Klein, approved and signed by all parties in attendance.

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Attachment

To this record created by Dr. Eberhard KLEIN, Saarbrücken, the 9th day of October, 2006, UR No. 1916/2006.

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Optionsvereinbarung (Vorvertrag)	Option Agreement (Preliminary Contract)

zwischen	between

SyynX WebSolutions GmbH, vertreten durch den einzelvertretungsberechtigten und von den Beschränkungen des § 181 BGB befreiten Geschäftsführer Martin Schmidt, geschäftsansässig Heiligenwalder Straße 114, 66578 Schiffweiler, Deutschland,

SynnX WebSolutions GmbH, represented by its managing director with power of sole representation, Martin Schmidt, who is released from the restrictions stipulated by Section 181 BGB, place of business: Heiligenwalder Straße 114, 66578 Schiffweiler, Germany,

Herrn Christian Herzog, wohnhaft Roonstraße 61, 50674 Köln, Deutschland,	Mr. Christian Herzog, resident at Roonstraße 61, 50674 Cologne, Germany,

Frau Dorothea Porn, wohnhaft Am Taffingsweiher 4, 66740 Saarlouis, Deutschland,	Ms. Dorothea Porn, resident at Am Taffingsweiher 4, 66740 Saarlouis, Germany

- im Folgenden gemeinsam als „Gesellschafter” be-zeichnet -	- referred to collectively as “Shareholders” in the following -

und	and

Collexis B.V., vertreten durch Herrn Peter van Praag, geschäftsansässig Oudenhof 2f, 4191 NW Geldermalsen, Niederlande,	Collexis B.V., represented by Mr. Peter van Praag, place of business: Oudenhof 2f, 4191 NW Geldermal-sen, Netherlands,

- im Folgenden als “Collexis” bezeichnet -	- referred to as “Collexis” in the following -

als weitere Beteiligte:	as further involved persons:

Herr Mario Alfons Diwersy, geboren am 07.03.1968, wohnhaft Fontanestraße 66, 60431 Frankfurt am Main,	Mr. Mario Alfons Diwersy, born March 7, 1968, having his residence in Fontanestraße 66, 60431 Frankfurt am Main,

Herr Martin Schmidt, geboren am 15.11.1966, wohnhaft Heiligenwalder Straße 114, 66578 Schiffweiler.	Mr. Martin Schmidt, born November 15, 1966, having his residence in Heiligenwalder Straße 114, 66578 Schiffweiler.

0. Vorbemerkung	0. Preamble

Die Gesellschafter sind die alleinigen Gesellschafter der SyynX Solutions GmbH (im Folgenden Gesellschaft)mit Sitz in Köln, eingetragen im Handelsregister B des Amtsgerichts Köln unter der Nummer HRB 55051. Das Stammkapital der Gesellschaft beträgt 26.250,00 EUR. Davon hält die SyynX Websolutions GmbH drei Geschäftsanteile im Nennbetrag von 16.350,00 EUR, 1.250,00 EUR und 850,00 EUR, Frau Porn zwei Geschäftsanteile im Nennbetrag von 650,00 EUR und 50,00 EUR und Herr Herzog zwei Geschäftsanteile im Nennbetrag von 6.750,00 EUR und 350,00 EUR.

The Shareholders are the sole shareholders of SyynX Solutions GmbH (Company in the following), domiciled in Cologne, entered in Commercial Register B of Amtsgericht Köln (Cologne Local Court) under number HRB 5505. The nominal capital of the Company is EUR 26,250.00. Of this, SyynX WebSolutions GmbH has three business interests with a nominal value of EUR 16,350.00, EUR 1,250.00 and EUR 850.00 respectively. Ms. Porn has two business interests with a nominal value of EUR 650.00 and EUR 50.00 respectively, and Mr. Herzog has two business interests with a nominal value of EUR 6,750.00 and EUR 350.00 respectively.

Als Geschäftsführer der Gesellschaft sind bestellt die Herren Martin Schmidt, Mario Diwersy und Christian Hezog.	Messrs. Martin Schmidt, Mario Diwersy and Christian Herzog have been appointed as managing directors of the company.

1. Option	1. Option

Die Gesellschafter räumen Collexis gegen Zahlung von einmalig 500.000,00 EUR (Optionspreis) das Recht ein (Optionsrecht), innerhalb der nächsten zwei Jahre ab Unterzeichnung dieses Vertrages (Optionsfrist) von den Gesellschaftern zu verlangen, sämtliche von ihnen an der Gesellschaft gehaltenen Geschäftsanteile (Kaufge-genstand) an Collexis entsprechend der in diesem Vertrag festgelegten Bedingungen zu verkaufen (Kaufvertrag).

In return for payment of a one-off sum of EUR 500,000.00 (option price), the Shareholder grants Collexis the right (option right) to demand of the Shareholders within the next two years as of this Agreement being signed (option period) that they sell all the business interests they hold in the Company (subject matter of purchase) to Collexis in accordance with the terms and conditions set out in this Agreement (Purchase Agreement).

Das Optionsrecht kann nicht auf einzelne Geschäftsanteile beschränkt werden, sondern ist einheitlich bezüglich aller Geschäftsanteile gegenüber allen Gesellschaftern auszuüben.	The option right may not be restricted to individual interests, but shall be exercised as a single option in respect of all interests and towards all Shareholders.

Die Gesellschafter verpflichten sich, während der Optionsfrist ihre Geschäftsanteile ohne Zustimmung von Collexis weder zu veräußern noch mit Rechten Dritter zu belasten.	The Shareholders undertake neither to sell their interests nor to encumber them with third-party rights during the option period without consent of Collexis.

Die Gesellschafter verpflichten sich wechselseitig un-tereinander im Falle der Ausübung der Option etwaige Zustimmungen, die für einen Erwerb der Geschäftsan-teile durch Collexis erforderlich sind, zu erteilen und an entsprechenden Gesellschafterbeschlüssen mitzurwirken, um einen Erwerb der Anteile entsprechend dieses Vertrages durch Collexis sicherzustellen.

The Shareholders give each other a reciprocal undertaking that, in the event of the option being exercised, they will give consent necessary for acquisition of the interests by Collexis and participate in pertinent shareholder resolutions required to ensure acquisition of the interests by Collexis in keeping with the terms hereof.

2. Optionspreis	2. Option Price

Der Optionspreis wird fällig in fünf aufeinanderfolgenden monatlichen Raten. Die erste Rate wird fällig mit Unterzeichnung dieses Vertrages. Die nachfolgenden Raten sind jeweils zum 16. der Folgemonate fällig und zahlbar (Zahlungseingang bei den Gesellschaftern).

The option price shall be due in five consecutive monthly installments. The first installment shall be due upon signing of this Agreement. The successive installments shall be due and payable on the 16th day of the subsequent months, respectively (receipt of payment by the shareholders).

Der Optionspreis ist entsprechend des Verhältnisses der Geschäftsanteile der Gesellschafter an der Gesellschaft aufzuteilen und an jeden Gesellschafter einzeln durch Zahlung von	The option price shall be distributed in accordance with the proportion of interests that the individual Shareholder has in the Company and paid to each Shareholder separately by payment of

- fünf Raten je 70.285,00 EUR, jeweils zu zahlen auf das folgende Konto der SyynX WebSolutions GmbH:	- five installments of EUR 70,285.00 each, each to be paid into the following account of SyynX WebSolutions GmbH:

SyynX WebSolutions GmbH Kontonummer: BLZ: Frankfurter Sparkasse 1822 IBAN SWIFT-BIC.:	SyynX WebSolutions GmbH Account Number: Sort Code: Frankfurter Sparkasse 1822 IBAN: BIC:

-fünf Raten je 27.045,00 EUR, jeweils zu zahlen auf das folgende Konto des Herrn Christian Herzog,	- five installments of EUR 27,045.00 each, each to be paid into the following account of Mr. Christian Herzog:

Christian Herzog Kontonummer: BLZ: Dresdner Bank Witten IBAN: BIC:	Christian Herzog Account Number: Sort Code: Dresdner Bank Witten IBAN: BIC:

- füng Raten je 2.670,00 EUR, jeweils zu zahlen auf das folgende Konto der Frau Dorothea Porn:	- five installments of EUR 2,670.00 each, each to be paid into the following account of Ms. Dorothea Porn:

Dorothea Porn Kontonummer: BLZ: Kreissparkasse Kusel IBAN: BIC:	Dorothea Porn Account Number: Sort Code: Kreissparkasse Kusel IBAN: BIC:

Zahlt Collexis bei Fälligkeit nicht, gerät sle auch ohne Mahnung in Verzug. Es gelten die gesetzlichen Verzugsregeln.	In case Collexis does not pay when the option price falls due it shall be in default without such legal effect requiring a specific notice or demand of payment. The statutory provisions apply.

In Ansehung ihrer Verpflichtung zur Zahlung des Optionspreises nebst etwaiger Zinsen unterwirft sich Collexis der sofortigen Zwangsvollstreckung aus dieser Urkunde. Dem jeweiligen Gesellschafter kann jederzeitauch hinsichtlich etwaiger Zinsen - vollstreckbare Ausfertigung dieser Urkunde erteilt werden.

With respect to its obligation to pay the option price plus possible interest Collexis consents to immediate execution on the basis of this deed. Each shareholder can at any time - also with respect to possible interest payments - be provided with an official copy of this deed bearing notary public’s certificate of enforceability.

3. Ausgestaltung des Kaufvertrags über Geschäftsanteile	3. Structure of the Agreement to Purchase the Business interests

3.1. Der Kaufpreis für sämtliche Geschäftsanteile beträgt 5.000.000,00 EUR (Gesamtkaufpreis). Eine Anrechnung des Optionspreises auf den Kaufpreis findet nicht statt.	3.1. The purchase price of all business interests is EUR 5,000,000.00 (total purchase price). The option price will not be deducted from the purchase price.

3.2. Die Herren Herzog, Diwersy und Schmidt erhalten des Weiteren für die Aufgabe ihrer (mittelbaren bzw. unmittelbaren) unternehmerischen Beteiligungen an der Gesellschaft jeweils das Recht (Optionsrecht), von Collexis den Verkauf von jeweils bis zu 60.000 Aktien an der Collexis im Nennbetrag von 0,05 Euro je Aktie, und zwar ab dem 1.Februar 2010 bis zum 1.Februar 2013 deb Verkauf von jeweils 33.000 Aktien, ab dem 1.Februar 2011 bis zum 1.Februar 2014 den Verkauf von jeweils 17.000 Aktien und ab dem 1.Februar 2012 bis zum 1.Februar 2015 den Verkauf von jeweils 10.000 Aktien zu einem Kaufpreis von jeweils 7,50 USD an sich zu verlangen. Nicht innerhalb der jeweiligen Frist ausgeübte Rechte verfallen.

3.2. Furthermore, Messrs. Herzog, Diwersy und Schmidt shall for the abandonment of their entrepreneurial achievements and their corresponding (indirect and/or direct) stakes in the Company each receive the right (option right) to demand of Collexis the sale to them of up to 60,000 shares in Collexis, respectively, in the nominal amount of EUR 0.05 per share, 33,000 of which can - by Messrs. Herzog, Diwersy and Schmidt in each case be demanded between February 1st, 2010, and February 1st, 2013, 17,000 in each case between February 1st, 2011, and February 1st, 2014, and 10,000 in each case between February 1st, 2012, and February 1st, 2015, the purchase price being 7.50 USD for each share. Rights that have not been exercised within the respective period lapse.

3.3. Der Gesamtkaufpreis gemäß Ziffer 3.1 ist 30 Tage nach Abschluss des notariellen Kaufvertrages über die Geschäftsanteile zue Zahlung fällig. Collexis hat sich wegen ihrer Verpflichtung zur Zahlung des Kaufpreises nebst etwaiger Zinsen der sofortigen Zwangsvollstre-chung aus dem Kaufvertrag zu unterwerfen.

3.3. The total purchase price pursuant to No. 3.1 shall be due for payment 30 days after conclusion of the notarized Purchase Agreement for the business interests. Collexis shall consent to immediate execution on the basis of the Purchase Agreement with respect to its obligation to pay the purchase price plus possible interest.

3.4. Die Geschäftsanteile gehen mit Zahlung des Gesamtkaufpreises gemäß Ziffer 3.1 auf Collexis über (Stichtag).	3.4. The business interests shall be transferred to Collexis upon payment of the total purchase price pursuant to No. 3.1 (Effective Date).

3.5. Der Kaufpreis steht den Gesellschaftern im Verhältnis zu den von ihnen gehaltenen Geschäftsanteilen an der Gesellschaft zu.	3.5. The purchase price shall be due to the Shareholders pro rated to their business interests in the Company.

4. Verpflichtung der Gesellschaafter bis zum Stichtag	4. Obligations of the Shareholders until Effective Date

Sofern sich aus diesem Vertrag nicht etwas anderes ergibt, werden die Gesellschafter bis zum Stichtag dafür sorgen, dass die Gesellschaft	Unless otherwise stated in this Agreement, the Shareholders shall until the Effective Date ensure that the Company

4.1. ihre Geschäftstätigkeit in der bisher üblichen Art und Weise in Übereinstimmung mit rechtlichen Vorgaben ausübt;	4.1. continues to conduct its business in the present manner and in accordance with applicable laws;

4.2. außerhalb des gewöhnlichen Lizenzgeschäftes keine wesentlichen Vermögensgegenstände verkauft, überträgt odor mit Rechten Dritter belastet;	4.2. does not beyond the ordinary licensing business sell or transfer any essential assets or encumber them with third-party rights;

4.3. alle vernünftigen Maßnahmen ergreift, damit die Angestellten der Gesellschaft Stillschweigen gegenüber Dritten hinsichtlich dieser Transaktion und der inhalte dieses Vertrages bewahren;	4.3. takes all reasonable steps to ensure that the employees of the Company do not disclose this transaction and the content of this Agreement to any third party;

4.4. mit ihren drei Geschäftsführern jeweils einen Anstellungs- und/oder Geschäftsführergestellungsverträge im Sinne dieses Vertrages schließt, wobei die Geschäftsführer ein Recht zur außerordentlichen Kündung für den Fall der Verletzung der von Collexis gemäß Ziffer 6.2. bis 6.11 übernommenen Verpflichtungen haben solen;

4.4. concludes employment contracts and/or management furnishing contracts with each of its three manag-ing directors within the meaning of this Agreement; however the managing directors shall have the right to terminate their contract without notice in the case of violation of the obligations assumed by Collexis pursuant to Nos. 6.2. to 6.11;

4.5. mit ihren drei Geschäftsführern jeweils einen Anstellungs- und/oder Geschäftsführergestellungsvertrag schließt, der eine monatliche Vergütung von maximal 10.000,00 EUR und eine Pauschale in Höhe von 1.000,00 EUR, mit der Kosten für die Nutzung privater Fahrzeuge einschließlich der Abnutzung und der Beiträge des Arbeitgebers zur Krankenversicherung abgegolten werden, vorsieht;

4.5. concludes with each of its three managing directors a contract of employment and/or management furnishing contract providing for a monthly remuneration of a maximum of EUR 10,000.00 and a lump sum of EUR 1,00.00 to cover the costs of use of private vehicles (including an allowance for wear and tear) and the employer contribution to medical insurance;

4.6. mit ihren bestellten Geschäftsführern ein wirksames mindestens bis zum 1.Februar 2009 wirkendes Wettbewerbsverbot schließt;	4.6. concludes a ban on competition with its appointed managing directors that has legal force and is effective until at least February 1st, 2009;

4.7. Ferner haben die Gesellschafter in dem abzuschlie-ßenden Kaufvertrag zu garantieren, dass die verkauften Geschäftsanteile bestehen und frel von Rechten Dritter sind, die verkauften Geschäftsanteile voll eingezahlt sind und keine Rückzahlungen an die Gesellschafter erfolgt sind, sie unbeschränkte und alleinverfügungsbe-rechtigte Inhaber der verkauften Geschäftsanteile sind und auf die verkauften Geschäftsanteile keine fälligen rückständigen Leistungen, einschließlich solcher aus etwaiger Unterbilanzhaftung oder wegen verdeckter Sacheinlagen, zu erbringen sind, und dass keine stillen Beteiligungen order Treuhandbeteiligungen bestehen. Im Übrigen sollen sämtliche Rechte und Ansprüche von Collexis, insbesondere auch im Hinblick auf die Werthaltigkeit und Ertragskraft der verkauften Geschäftsanteile, ausgeschlossen sein.

4.7. Moreover, the shareholders shall guarantee in the purchase price agreement to be concluded that the sold shares exist and are free of third party rights, that the sold shares have been fully rendered, that refunds to the shareholders have not been made, that the shareholders are restricted owners of the sold shares, having sole authorization to sell the shares, that there are no outstanding payments to be made with respect to the shares including such resulting from capital impairment liability or undisclosed contributions in kind, and that there are no silent partnersä or fiduciary holdings. Otherwise, all rights and claims of Collexis, also and in particular with respect to the recoverability and profitability of the sold shares, shall be excluded.

5. Verpflichtung der Geschäftsführer der Gesellschaft	5. Obligations of the Managers Directors of the Company

Die Geschäftsführer der Gesellschaft (Herzog, Diwersy, Schmidt) beabsichtigen, für die Gesellschaft bis zum 1.Februar 2012 tätig zu sein. Bei einer vorzeitigen Aufgabe ihrer Tätigkeit for die Gesellschaft erlöschen die noch nicht fälligen Optionsrechte gemäß Ziffer 3.2. Eine Kündigung der Anstellungs-bzw. Geschäftsführergestellungsverträge ist erstmals mit einer Kündigungsfrist von drei Monaten zum 1. Februar 2009 möglich.

The managers directors of the Company (Herzog, Diwersy, Schmidt) intend to remain with the Company as managers until February 1st, 2012. In case of an early abandonment of their activities for the Company the option rights pursuant to No. 3.2 that have not matured at the relevant time lapse. A termination of the employment contracts and/or management furnishing contracts is first possible, with three months' notice, for February 1st, 2009.

6. Verpflichtungen Collexis nach Ausübung der Option	6. Obligations of Collexis after Exercise of the Option

Collexis verpflichtet sich im Fall der Ausübung des Optionsrechts als zukünftiger Alleingesellschafter bis mindestens zum 1.Februar 2009 dafür Sorge zu tragen, dass	If it exercises the option, Collexis in its future capacity of sole shareholder undertakes to ensure that at least through and/or by February 1st, 2009,

6.1. die Gesellschaft zu Collexis Germany GmbH umfirmiert;	6.1. the Company is renamed Collexis Germany GmbH;

6.2. der Charakter und das Geschäftsfeld der Gesellschaft beibehalten wird;	6.2. the character and the business segment of the Company are retained;

6.3. Collexis Alleingesellschafter der Gesellschaft bleibt;	6.3. Collexis remains the sole shareholder in the Company;

6.4. die Mitarbeiter der Gesellschaft bis mindestens zum 1.Februar 2009 weiter beschäftigt warden und die Gesellschaft rechtlich und tatsächlich in die Lage versetz wird, Mitarbeitem der Gesellschaft das Recht einzuräumen, von Collexis bis zu 30.000 Aktien an der Collexis im Nennbetrag von EUR 0.05 je Aktie zu einem Kaufpreis von 7,50 USD zu erwerben, wobei ein Enwerb der ersten 10.000 Aktien vom 1.Februar 2010 bis zum 1.Februar 2013, der Erwerb Weiterer 10.000 Aktien vom 1.Februar 2011 bis zum 1.Februar 2014 und der Erwerb Weiterer 10.000 Aktien vom 1.Februar 2012 bis zum 1.Februar 2015 ermöglicht werden und die Geschäftsführung der SyynX Solutions GmbH in der Aufstellung des Mitarbeiteroptionsplans weisungsfrei sein soll. Die Parteien stellen klar, dass es sich bei den 30.000 Aktien an der Collexis um den Gesamtbetrag der Aktien handelt, die der Gesellschaft insgesamt zur Verfügung steht, um diese an die einzelnen Mitarbeiter auszugeben.

6.4. the employees of the Company remain in employment at least until 1.February 2009 and that the Company is put in the position, as well in practice as legally, to grant to the employees of the Company the right to buy from Collexis up to 30,000 shares in Collexis in an nominal amount of EUR 0.05 per share for a purchase price of 7.50 USD, the purchase of the first 10,000 shares to be made possible from February 1st, 2010, until February 1st, 2013, the purchase of further 10,000 shares to be made possible from February 1st, 2011, until February 1st, 2014, and the purchase of further 10,000 shares to be made possible from February 1st, 2012, until February 1st, 2015, and the management of SyynX Solutions GmbH being independent in designing the employee option plan. For the avoidance of doubt, the parties agree that the 30.000 shares in Collexis is the amount of shares to be allocated to all employees of Company in whole, and not to each employee.

6.5. die bei Collexis für den technischen (CTO) und wissenschaftlichen Bereich (CSO) zuständigen Geschäftsführer und deren Abteilungen in den Niederlanden verbleiben;	6.5. the managers who within Collexis are responsible for the technology department (CTO) and the research and science department (CSO) remain in the Netherlands together with their departments;

6.6. der geschäftsführende Geschäftführer der Gesellschaft (CEO) Teil des Managementteams von Collexis wird;	6.6. the CEO of the Company becomes a member of the Collexis management team;

6.7. bestehende Kunden- und Geschäftsbeziehungen sowie die Pflege- und Weiterentwicklung von Produkten der Gesellschaft entsprechend der Jahresplanung der Geschäftsführung der Gesellschaft unter Berücksichtigung der von Collexis vorgegebenen Prioritäten hinsichtlich Kunden und Geschäftschancen fortgeführt werden;

6.7. existing customer and business relations as well as the management and further development of products of the Company in line with the annual planning of management of the Company are, taking into consideration the priorities set by Collexis regarding customers and business opportunities, continued;

6.8. die Gesellschaft innerhalb von Collexis für den Bereich der Entwicklung für Anwendungen im Bereich Life Science und des Weiteren in Deutschland, der Schweiz und Österreich für den Verkauf und die Organisation des Supports dieser Software exklusiv im Bereich Life Science zuständig ist und die Gesellschaft ihre Tätigkeit über den Bereich Life Science hinaus nur mit Zustimmung ihrer Geschäftsführer ausweiten darf;

6.8. within Collexis the Company is concerned with the development of applications in the life science sector in a leading role and, furthermore, exclusively responsible for sales and distribution of and the organization of support services for such software in the life science sector in Germany, Switzerland and Austria, and that the Company may only expand its activities beyond the life science sector with consent of its managing directors;

6.9. die Geschäftsführung der Gesellschaft die Geschäfte nach Abstimmung mit den Unternehmenszielen von Collexis weisungsfrei führt;	6.9. management of the Company manages the affairs of the Company in agreement with the corporate goals of Collexis, yet independently;

6.10. die Gesellschaft mit ihren Geschäftsführern über die Vergütung gemäß Ziffer 4.5. hinaus eine erfolgsabhängige Provisionsvereinbarung trifft.	6.10. the Company beyond the remuneration according to No. 4.5 concludes with its managing directors an agreement regarding a performance-related premium.

7. Verschwiegenheitsverpflichtung	7. Confidentiality Obligation

Die Parteien verpflichten sich, über alle ihnen während des Bestehens des Optionsrechts bekannt werdenden Geschäfts- und Betriebsgeheimnisse der jeweils anderen Vertragsseite auch nach Ablauf des Optionsrechts Stillschweigen zu bewahren.

The Parties undertake to continue to treat as confidential all business and trade secrets of the other that become known to it during the existence of the option right after the option right has expired.

8. Kosten	8. Costs

Die Kosten dieser Urkunde sowie des auf Verlangen der Collexis zu schließenden Kaufvertrags über die Geschäftsanteile an der SynnX Solutions GmbH tragen die Gesellschafter und Collexis je zur Hälfte. Die Gesellschafter tragen untereinander die auf sie entfallenden Kosten in dem Verhältnis, in dem ihre Geschäftsanteile zueinander stehen.

The costs of this deed and of the Purchaser Agreement for the business interests in SynnX Solutions GmbH to be concluded at the request of Collexis shall be shared by the Shareholders and Collexis equally. The Shareholders shall bear the costs for which they are liable in a way which is pro rated to their respective business interests.

9. Geltendes Recht	9. Governing law

Diese Vereinbarung unterliegt deutschem Recht und wird in Übereinstimmung mit diesem ausgelegt. Gerichtsstand ist Köln.	This Agreement shall be governed and construed in accordance with GermanLaw. The local jurisdiction is Cologne.

10. Sonstiges	10. Miscellaneous

Alle Vereinbarungen betreffend das Vertragsverhältnis zwischen den Partelen und den mit ihnen verbundenen Untemehmen sind schriftlich zu treffen. Dises Erfordernis gilt auch für Vereinbarungen über die Schriftform. Sämtliche gesetzlichen Vorschriften hinsichtlich der Notwendigkeit der notariellen Berukundung von Verträgen bleiben unberührt.

All agreements concerning the contractual relationship between the Parties and their affiliated companies shall be concluded in writing. This requirement also applies to agreements concerning the written form. All legal obligations requiring agreements to be recorded by a notary public remain unaffected.

Sollte eine einzeilne Bestimmung unwirksam sein oder die Vereinbarung eine Lücke aufweisen, bleiben alle übrigen Bestimmungen wirksam. Die unwirksame Bestimmung wird durch eine wirksame Regelung ersetzt, die dem Sinn der zu ersetzenden Bestimmung gleicht. Im Falle einer Vertragslücke gilt, dass die Vereinbarung Bestimmungen enthält, die dem Zweck der Vereinbarung entsprechen.

In the case that any provision is invalid or that anything has been omitted from the Agreement, all other provisions shall still remain valid. The invalid provision shall be replaced by a valid provision with the same meaning. If anything has been omitted, the Agreement is considered to include provisions in accordance with the purpose of the Agreement.

Im Zweifel hat die deutsche Fassung dieses Vertrages Vorrang.	In case of doubt, the German version of this Agreement shall prevail.